Exhibit 99.1

Nordstrom, Inc. Announces Expiration of

Early Participation Period for Exchange Offer

SEATTLE, Wash. – (December 17, 2013) – Nordstrom, Inc. (NYSE: JWN) today announced the expiration of the early participation period in connection with its offer to eligible holders to exchange its 7.00% Senior Notes due 2038 (the “Old Notes”) for up to $300 million aggregate principal amount of its 5.00% Senior Notes due 2044 (the “New Notes”).

As of 5:00 p.m., New York City time, on December 16, 2013 (the “early participation date”), the aggregate principal amount of Old Notes validly tendered by eligible holders and not validly withdrawn was $201.38 million, which represents approximately 57.54% of the outstanding Old Notes.

Holders of the Old Notes who validly tendered and did not validly withdraw Old Notes at or prior to 5:00 p.m., New York City time, on the early participation date, and whose tenders are accepted for exchange by Nordstrom, will receive the “total exchange consideration” which will be, for each $1,000 principal amount of Old Notes tendered and accepted, New Notes bearing a principal amount of $1,318.43 (inclusive of the “early participation payment” of $30), plus accrued interest in the amount of $28.81.

The exchange offer will expire at midnight, New York City time, on December 31, 2013, unless extended or earlier terminated. Eligible holders who validly tender Old Notes after the early participation date but at or prior to the expiration date, and whose tenders are accepted for exchange by Nordstrom, will receive the total exchange consideration minus the early participation payment. Old Notes tendered may no longer be withdrawn, except where additional withdrawal rights are required by law (as determined by Nordstrom in its sole discretion). Consummation of the exchange offer is subject to a number of conditions, including the absence of certain adverse legal and market developments.

The New Notes will constitute a further issue of, and will form a single series with, the 5.00% Senior Notes due 2044 which Nordstrom issued on December 12, 2013 in the aggregate principal amount of $400 million.

If and when issued, the New Notes will not have been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The New Notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Nordstrom has entered into a registration rights agreement with respect to the New Notes.

The exchange offer is only made, and copies of the exchange offer documents will only be made available, to a holder of Old Notes who has certified in an eligibility letter certain matters to Nordstrom, including its status as a “qualified institutional buyer” as defined in Rule 144A under the Securities Act, or that it is a person other than a “U.S. person” as defined in Rule 902 under the Securities Act. Holders of Old Notes who desire a copy of the eligibility letter confirming that they are eligible holders should complete and return the letter of eligibility at the website www.dfking.com/Nordstrom or contact D.F. King & Co., Inc., the information agent for the private exchange offer, at (800) 290-6427 (toll free) or (212) 269-5550 (for banks and brokers only) or at www.dfking.com/Nordstrom.

This press release does not constitute an offer or an invitation by Nordstrom to participate in the exchange offer in any jurisdiction in which it is unlawful to make such an offer or solicitation in such jurisdiction.

ABOUT NORDSTROM

Nordstrom, Inc. is one of the leading fashion specialty retailers based in the U.S. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 261 stores in 35 states, including 117 full-line stores, 141 Nordstrom Racks, two Jeffrey boutiques and one clearance store. Nordstrom also serves customers through Nordstrom.com and through its catalogs. Additionally, the Company operates in the online private sale marketplace through its subsidiary HauteLook. Nordstrom, Inc.’s common stock is publicly traded on the NYSE under the symbol JWN.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words like “will,” “may,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “seek,” “estimate,” “project,” “continue,” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, those items described in part I, Item 1A. Risk Factors, of our Annual Report on Form 10-K for the year ended February 2, 2013. The forward-looking statements included in this press release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.